Exhibit 32

CERTIFICATION

The undersigned certifies pursuant to 18 U.S.C. 1350 that:

1.	The accompanying Annual Report on Form 10-K for the period ended September 30, 2016 fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 22, 2016

/s/ Cheryl Beranek

Cheryl Beranek

Chief Executive Officer

/s/ Daniel Herzog

Daniel Herzog

Chief Financial Officer